EXHIBIT 7C

For period ending 09/30/2010 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.



Series
Number   Series Name                                                  Is this the last filing for this Series?
                                                                                      (Y/N)

137      Wells Fargo Advantage Asia Pacific Fund                                     	N
169      Wells Fargo Advantage Asset Allocation Fund                                    N
128      Wells Fargo Advantage Common Stock Fund                                 	N
130      Wells Fargo Advantage Discovery Fund                                           N
165      Wells Fargo Advantage Diversified Capital Builder Fund                         N
166      Wells Fargo Advantage Diversified Income Builder Fund                          N
139	 Wells Fargo Advantage Emerging Growth Fund 					N
131	 Wells Fargo Advantage Enterprise Fund						N
170	 Wells Fargo Advantage Growth Opportunities Fund				N
133	 Wells Fargo Advantage Opportunity Fund 					N
161	 Wells Fargo Advantage Small/Mid Cap Core Fund					N
132	 Wells Fargo Advantage Special Mid Cap Value Fund 				N
171	 Wells Fargo Advantage Traditional Small Cap Growth Fund			N
